Exhibit 99.07
Southern Company
Financial Overview
(In Millions of Dollars)

	Three Months Ended June			Year-to-Date June

	2012	2011	% Change	2012	2011	% Change

Consolidated –
Operating Revenues	$4,181	$4,521	-7.5%	$7,785	$8,533	-8.8%
Earnings Before Income Taxes	968	969	-0.1%	1,552	1,638	-5.3%
Net Income Available to Common	623	604	3.3%	991	1,026	-3.4%

Alabama Power –
Operating Revenues	$1,377	$1,440	-4.4%	$2,593	$2,760	-6.1%
Earnings Before Income Taxes	321	331	-3.0%	541	589	-8.1%
Net Income Available to Common	185	190	-2.6%	311	342	-9.1%

Georgia Power –
Operating Revenues	$2,020	$2,265	-10.8%	$3,765	$4,254	-11.5%
Earnings Before Income Taxes	452	483	-6.4%	715	804	-11.1%
Net Income Available to Common	295	309	-4.5%	462	515	-10.3%

Gulf Power –
Operating Revenues	$370	$399	-7.3%	$686	$724	-5.2%
Earnings Before Income Taxes	59	55	6.5%	93	75	23.3%
Net Income Available to Common	35	33	4.8%	56	45	23.5%

Mississippi Power –
Operating Revenues	$266	$286	-7.0%	$495	$549	-9.9%
Earnings Before Income Taxes	48	38	24.5%	82	61	35.2%
Net Income Available to Common	35	25	38.5%	60	40	51.1%

Southern Power –
Operating Revenues	$286	$305	-6.4%	$539	$587	-8.1%
Earnings Before Income Taxes	76	69	10.4%	119	127	-6.8%
Net Income Available to Common	47	45	4.5%	76	82	-7.8%

Notes
-	Certain prior year data has been reclassified to conform with current year presentation.

-
All figures in this earnings release are preliminary and remain subject to the completion of normal quarter-end accounting procedures and adjustments, which could result in changes to these preliminary results.  In addition, certain classifications and rounding may be different from final results published in the Form 10-Q.